EXHIBIT 99.2

PUTNAM PLASTICS CORPORATION

INDEPENDENT AUDITORS’ REPORT

To the Stockholders and Board of Directors

Memry Corporation

Bethel, Connecticut

We have audited the accompanying balance sheets of Putnam Plastics Corporation (the “Company”) as of October 31, 2004 and December 31, 2003, and the related statements of income and retained earnings, and cash flows, for the ten months ended October 31, 2004 and the year ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2004 and December 31, 2003, and the results of its operations and its cash flows for the ten months ended October 31, 2004 and the year ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

/S/ Deloitte & Touche LLP

Stamford, Connecticut
January 17, 2005

PUTNAM PLASTICS CORPORATION

BALANCE SHEETS

	October 31, 2004	December 31, 2003
ASSETS
Current Assets
Cash and cash equivalents	$2,922,000	$1,864,000
Accounts receivable, less allowances for doubtful accounts and returns of $70,000 in 2004 and $60,000 in 2003	1,445,000	1,008,000
Inventories	427,000	397,000
Prepaid expenses and other current assets	81,000	87,000

Total current assets	4,875,000	3,356,000

Property, Plant and Equipment, net	1,812,000	1,780,000
Intangible Asset, net	30,000	42,000
Deposits and Other Assets	72,000	63,000

TOTAL ASSETS	$6,789,000	$5,241,000

LIABILITIES AND STOCKHOLDER’S EQUITY
Current Liabilities
Accounts payable	$51,000	$86,000
Accrued expenses	677,000	383,000

Total current liabilities	728,000	469,000

Stockholder’s Equity
Common stock, no par value, 5,000 shares authorized, issued and outstanding in 2004 and 2003	18,000	18,000
Retained earnings	6,043,000	4,754,000

Total stockholder’s equity	6,061,000	4,772,000

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$6,789,000	$5,241,000

See Notes to Financial Statements.

PUTNAM PLASTICS CORPORATION

STATEMENTS OF INCOME AND RETAINED EARNINGS

	Ten months ended October 31, 2004	Year ended December 31, 2003
Sales	$8,960,000	$9,614,000

Cost of sales	4,693,000	5,232,000

Gross profit	4,267,000	4,382,000

General, selling and administration expenses	2,004,000	2,049,000

Operating income	2,263,000	2,333,000

Interest income	16,000	7,000
Gain on sale of equipment	—	7,000

	16,000	14,000

Net income	2,279,000	2,347,000

Retained earnings, beginning of period	4,754,000	4,376,000
Dividends	(990,000)	(1,969,000)

Retained earnings, end of period	$6,043,000	$4,754,000

See Notes to Financial Statements.

PUTNAM PLASTICS CORPORATION

STATEMENTS OF CASH FLOWS

	Ten months ended October 31, 2004	Year ended December 31, 2003
Cash Flows From Operating Activities
Net income	$2,279,000	$2,347,000
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts and returns	30,000	55,000
Depreciation and amortization	357,000	390,000
Gain on sale of equipment	—	(7,000)
Change in operating assets and liabilities:
Accounts receivable	(467,000)	69,000
Inventories	(30,000)	(131,000)
Prepaid expenses and other current assets	6,000	(1,000)
Accounts payable and accrued expenses	259,000	50,000

Net cash provided by operating activities	2,434,000	2,772,000

Cash Flows From Investing Activities
Capital expenditures	(384,000)	(429,000)
Proceeds on sale of equipment	7,000	7,000
Other, net	(9,000)	(1,000)

Net cash (used in ) investing activities	(386,000)	(423,000)

Cash Flows From Financing Activities
Payment of dividends	(990,000)	(1,969,000)

Increase in cash and cash equivalents	1,058,000	380,000
Cash and cash equivalents, beginning of period	1,864,000	1,484,000

Cash and cash equivalents, end of period	$2,922,000	$1,864,000

See Notes to Financial Statements.

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Ten Months Ended October 31, 2004 and Year Ended December 31, 2003

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

Putnam Plastics Corporation (the “Company”), a Connecticut corporation incorporated in 1996, was engaged in the business of developing, manufacturing and marketing coextruded polyimide, multi-lumen, braided and extremely thin-wall multi-layer tubing. The Company’s sales were primarily to customers in the medical device industry located throughout the United States and worldwide. Export sales for the ten months ended October 31, 2004 and the year ended December 31, 2003 were $2,660,000 and $2,567,000, respectively.

Accounting estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with a maturity of three months or less, when purchased, to be cash equivalents. During the ten months ended October 31, 2004 and year ended December 31, 2003, the Company had cash deposits in excess of FDIC insured limits at a bank. The Company has not experienced any losses from such excess deposits.

Accounts receivable

Accounts receivable are carried at original invoice amount less an estimate for doubtful accounts and returns based on a review of all outstanding amounts. Management determines the allowance for doubtful accounts and returns by regularly evaluating individual customer receivables and considers a customer’s financial condition, credit history, and current economic conditions. Accounts receivable are written-off when deemed uncollectible.

Inventories

Inventories consist principally of thermal plastic polymer resins and various wires. Inventories are stated at the lower of cost, determined on the first-in, first-out method, or market.

Disclosure of fair value of financial statements

The carrying amount reported in the balance sheets for cash, accounts receivable, accounts payable and accrued expenses approximates fair value because of the short-term maturity of these financial instruments.

Impairment of long-lived assets

The Company reviews its long-lived assets and identifiable intangible assets with finite useful lives for impairment whenever events or circumstances indicate that the carrying amount of the assets may not be recoverable. The Company measures impairment by comparing the asset’s estimated fair value to its carrying amount. The estimated fair value of these assets is based on estimated future cash flows to be generated by the assets, discounted at a market rate of interest.

Revenue recognition

Revenue from product sales is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is reasonably assured. Transfer of title and risk of ownership occurs upon shipment of product.

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Ten Months Ended October 31, 2004 and Year Ended December 31, 2003

Depreciation and amortization

Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives of the assets are as follows:

Years
Furniture and fixtures	5-7
Tooling and equipment	3-7
Leasehold improvements	20

The intangible asset represents the $105,000 cost of acquired technology and is being amortized using the straight-line method over its 10 year estimated useful life through 2007. Amortization of the intangible asset was $12,000 and $14,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively. The future amortization expense of the intangible asset is expected to be $14,000 for each of the years ending December 31, 2005 and 2006.

Benefit plans

The Company maintained a 401(k) plan (the “Plan”) for the benefit of its employees. The Plan provides for matching contributions by the Company up to 6% of an employee’s gross pay. Contributions were $88,000 and $100,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

The Company maintained a profit sharing plan covering all full-time employees, age 18 or older, who have completed a minimum of one year of service. The provisions were $50,000 and $65,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

Income taxes

The Company, with consent of its stockholder, has elected under the Internal Revenue Code to be an S Corporation. In lieu of federal and state corporate income taxes, the stockholder of an S Corporation is taxed on his proportionate share of the Company’s taxable income. Therefore, no provision or liability for federal or state income taxes has been included in the accompanying financial statements.

Note 2. Inventories

Inventories consist of the following at October 31, 2004 and December 31, 2003:

	2004	2003
Raw materials	$268,000	$248,000
Work-in-process	126,000	102,000
Finished goods	33,000	47,000

	$427,000	$397,000

PUTNAM PLASTICS CORPORATION

NOTES TO FINANCIAL STATEMENTS

Ten Months Ended October 31, 2004 and Year Ended December 31, 2003

Note 3. Property, Plant and Equipment

Property, plant and equipment consist of the following at October 31, 2004 and December 31, 2003:

	2004	2003
Furniture and fixtures	$393,000	$373,000
Tooling and equipment	3,220,000	2,887,000
Leasehold improvements	490,000	490,000

	4,103,000	3,750,000
Less accumulated depreciation and amortization	2,291,000	1,970,000

	$1,812,000	$1,780,000

Depreciation and amortization of property, plant and equipment was $345,000 and $376,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

Note 4. Accrued Expenses

Accrued expenses consist of the following at October 31, 2004 and December 31, 2003:

	2004	2003
Payroll and related taxes	$310,000	$39,000
Vacation	121,000	134,000
401(k) matching contribution	88,000	94,000
Profit sharing plan	50,000	65,000
Other expenses	108,000	51,000

	$677,000	$383,000

Note 5. Major Customer

Sales to the Company’s largest customer accounted for 11% and 13% of sales during the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively. The Company had an uncollateralized receivable with this customer which accounted for 15% and 12% of accounts receivable at October 31, 2004 and December 31, 2003, respectively.

Note 6. Related Party Transactions

The Company leased its facilities from its stockholder on a month to month basis. The Company is responsible for all repairs and maintenance on the facilities. Total rent paid for the facilities was $190,000 and $180,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

The Company made sales to and purchases from companies that are partially owned by the Company’s stockholder. Total sales to related parties were $6,000 and $28,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively. Total purchases made from related parties were $147,000 and $191,000 for the ten months ended October 31, 2004 and the year ended December 31, 2003, respectively.

Note 7. Subsequent Event

On November 9, 2004, the Company completed the sale of substantially all of its assets and selected liabilities to Memry Corporation (“Memry”). The purchase price paid by Memry to the Company, subject to certain post closing adjustments, consisted of $17.0 million in cash, 2,857,143 shares of Memry common stock and $2.5 million in deferred payments. The shares are subject to various restrictions, including a black out period which prohibits the sale of the shares for a period of eighteen months after November 9, 2004. Additionally, after the expiration of the black out period, subject to certain exceptions, the sale of shares in the public market is limited to 250,000 per calendar quarter. The deferred payments are non-interest bearing and are required to be paid in three equal annual installments beginning November 9, 2005.